Exhibit 99.1

Rex Energy Reports Fourth Quarter and Full Year 2015 Operational and

Financial Results

STATE COLLEGE, Pa., March 15, 2016 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) announced its fourth quarter and full year 2015 operational and financial results.

Fourth Quarter Financial Results

Operating revenues from continuing operations for the three months ended December 31, 2015 were $34.5 million, which represents a decrease of 51% as compared to the same period in 2014. Commodity revenues, including settlements from derivatives, were $50.2 million, a decrease of 38% as compared to the comparable period in 2014. Commodity revenues from oil and natural gas liquids (NGLs), including settlements from derivatives, represented 51% of total commodity revenues for the three months ended December 31, 2014.

Lease operating expense (LOE) from continuing operations was $28.7 million, or $1.68 per Mcfe for the quarter, a 2% decrease on per unit basis compared to the same period in 2014. Cash general and administrative (G&A) expenses from continuing operations, a non-GAAP measure, were $4.3 million, or $0.25 per Mcfe for the fourth quarter of 2015, a 40% decrease on a per unit basis as compared to the same period in 2015.

Net loss attributable to common shareholders for the three months ended December 31, 2015 was $100.5 million, or $1.85 per basic share. Adjusted net loss, a non-GAAP measure, for the three months ended December 31, 2015 was $10.7 million, or $0.20 per share.

EBITDAX from continuing operations, a non-GAAP measure, was $16.7 million for the fourth quarter of 2015.

Full Year 2015 Financial Results

Operating revenues from continuing operations for the full year 2015 were $172.0 million, which represents a decrease of 42% from 2014 operating revenues. Commodity revenues, including settlements from derivatives, were $226.8 million, a decrease of 25% from full year 2014. Commodity revenues from oil and natural gas liquids (NGLs), including settlements from derivatives, represented 49% of total commodity revenues for the full year 2015.

LOE from continuing operations was $119.0 million, or $1.66 per Mcfe for 2015. This represents a 7% decrease on a per unit basis as compared to the full year 2014.

Cash general and administrative (G&A) expenses from continuing operations, a non-GAAP measure, were $23.0 million, or $0.32 per Mcfe for the full year 2015, which represents a 41% decrease on a per unit basis as compared to full year 2014.

Net loss from continuing operations attributable to common shareholders for full year 2015 was $372.9 million, or $6.85 per basic share. Adjusted net loss, a non-GAAP measure, for full year 2015 was $42.5 million, or $0.78 per share.

EBITDAX from continuing operations, a non-GAAP measure, was $84.9 million for full year 2015, a decrease of 51% from full year 2014.

Reconciliations of adjusted net income to GAAP net income, EBITDAX to GAAP net income and G&A to cash G&A for the three and twelve months ended December 31, 2015, as well as a discussion of the uses of each measure, are presented in the appendix of this release.

Production Update

Fourth quarter 2015 production volumes were 186.1 MMcfe/d, a decrease of 4% from the third quarter of 2015 and 5% from the fourth quarter of 2014, consisting of 113.5 MMcf/d of natural gas and 12.1 Mboe/d of oil and NGLs (including 4.5 Mbbls/d of ethane). Oil and NGLs accounted for 39% of net production during the fourth quarter. For full year 2015, production volumes increased by 27% over 2014 to 195.8 MMcfe/d, consisting of 122.2 MMcf/d of natural gas and 12.3 Mboe/d of oil and NGLs (including 3.6 Mbbls/d of ethane). Oil and NGLs accounted for 38% of net production during 2015.

Full Year 2015 Capital Investments

For the full year 2015, the company made operational capital investments of approximately $184.0 million, of which $171.0 million was used to fund Marcellus and Ohio Utica operations and $13.0 million was used to fund conventional drilling, water flood enhancement and facility upgrades in the Illinois Basin. The Marcellus and Ohio Utica capital investments funded the drilling of 34.0 gross (16.9 net) wells, fracture stimulation of 39.0 gross (18.6 net) wells, placing 33.0 gross (17.6 net) wells into sales and other projects related to drilling and completing wells in the Appalachian Basin.

In the first half of 2016, pursuant to the terms of the respective joint development agreements, the company anticipates that it will receive approximately $18.5 million from ArcLight and approximately $20.0 million from Benefit Street Partners, L.L.C. related to reimbursements on capital investments made in 2015.

Investments for leasing and property acquisition were $20.7 million and capitalized interest was $7.7 million for full year 2015. Capital expenditures related to Keystone Clearwater Services, which was divested in the third quarter of 2015, were $8.6 million.

Operational Update

Note: Unless specifically stated otherwise in this operational update, all numbers are gross and all well results assume full ethane recovery.

Appalachian Basin – Legacy Butler Operated Area

In the Legacy Butler Operated Area, the company drilled 11.0 gross (5.6 net) wells in 2015, with 23.0 gross (10.5 net) wells fracture stimulated and 26.0 gross (12.6 net) wells placed into sales. The company had no wells drilled and awaiting completion as of December 31, 2015.

Appalachian Basin – Moraine East Area

In the Moraine East Area, the company drilled 16.0 gross (8.0 net) wells in 2015, with 12.0 gross (7.8 net) wells fracture stimulated. The company had four gross (2.6 net) wells drilled and awaiting completion as of December 31, 2015. During the first quarter of 2016, the company placed 12.0 gross (7.8 net) wells into sales in conjunction with the commissioning of the Moraine East gathering and transportation system. The company continues to be encouraged by the preliminary results of the wells and will provide updated sales rates following the commissioning of the high pressure line in the second quarter of 2016.

Appalachian Basin – Warrior North Prospect – Carroll County, Ohio

In the Warrior North Prospect, the company drilled six gross (6.0 net) wells in 2015, with three gross (2.1 net) wells fracture stimulated. The company has three gross (1.1 net) wells drilled and awaiting completion and three gross (1.1 net) wells awaiting pipeline connection as of December 31, 2015. In addition, the company completed one gross (one net) well during the first quarter of 2016. The company placed the four completed wells into sales during the first quarter of 2016 and expects to provide an update with its first quarter 2016 earnings release.

First Quarter and Full Year 2016 Guidance

Rex Energy is providing its guidance for the first quarter of 2016 ($ in millions). For full year 2016, the company expects production growth of 5% - 10%.

	1Q2016	Full Year 2016
Production	~ 200 MMcfe/d	—
Lease Operating Expense	$29.0 - $31.0 million	—
Cash G&A	$5.1 - $6.1 million	—
Operational Capital Expenditures(1)	—	$15.0 - $40.0 million

(1)	Land acquisition expense and capitalized interest are not included in the operational capital expenditures budget

Management will provide an update on its operations and financial initiatives on its first quarter 2016 conference call.

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

Except for historical information, statements made in this release, including those relating to the timing and nature of development plans; drilling and completion schedules; anticipated fracture stimulation activities; expected dates for placement of wells into sales; timing of reimbursements from joint development parties; and our financial guidance for first quarter and full year 2016 plans are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may contain words such as “expected”, “expects”, “scheduled”, “planned”, “plans”, “anticipates” or similar words. These statements are based on management’s experience and perception of historical trends, current conditions, and anticipated future developments, as well as other factors believed to be appropriate. We believe these statements and the assumptions and estimates contained in this release are reasonable based on information that is currently available to us. However, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and we cannot assure that the company can or will meet the goals, expectations, and projections included in this release. Any number of factors could cause our actual results to be materially different from those expressed or implied in our forward looking statements, including (without limitation):

•	economic conditions in the United States and globally;

•	domestic and global demand for oil, NGLs and natural gas;

•	volatility in oil, NGL, and natural gas pricing;

•	new or changing government regulations, including those relating to environmental matters, permitting, or other aspects of our operations;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties inherent in the estimates of our oil and natural gas reserves;

•	our ability to increase oil and natural gas production and income through exploration and development;

•	drilling and operating risks;

•	the success of our drilling techniques in both conventional and unconventional reservoirs;

•	the success of the secondary and tertiary recovery methods we utilize or plan to employ in the future;

•	the number of potential well locations to be drilled, the cost to drill them, and the time frame within which they will be drilled;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	the availability of equipment, such as drilling rigs, and infrastructure, such as transportation, pipelines, processing and midstream services;

•	the effects of adverse weather or other natural disasters on our operations;

•	competition in the oil and gas industry in general, and specifically in our areas of operations;

•	changes in our drilling plans and related budgets;

•	the success of prospect development and property acquisition;

•	the success of our business and financial strategies, and hedging strategies;

•	conditions in the domestic and global capital and credit markets and their effect on us;

•	the adequacy and availability of capital resources, credit, and liquidity including, but not limited to, access to additional borrowing capacity; and

•	uncertainties related to the legal and regulatory environment for our industry, and our own legal proceedings and their outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

*    *    *    *    *

Contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

REX ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS

($ in Thousands, Except Share and Per Share Data)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and Cash Equivalents	$1,091	$17,978
Accounts Receivable	19,483	43,936
Taxes Receivable	18	504
Short-Term Derivative Instruments	34,260	29,265
Inventory, Prepaid Expenses and Other	3,829	3,403
Assets Held for Sale	—	34,257

Total Current Assets	58,681	129,343
Property and Equipment (Successful Efforts Method)
Evaluated Oil and Gas Properties	1,239,430	1,079,039
Unevaluated Oil and Gas Properties	262,992	322,413
Other Property and Equipment	40,112	46,361
Wells and Facilities in Progress	144,556	127,655
Pipelines	14,024	15,657

Total Property and Equipment	1,701,114	1,591,125
Less: Accumulated Depreciation, Depletion and Amortization	(699,899)	(366,917)

Net Property and Equipment	1,001,215	1,224,208
Deferred Financing Costs and Other Assets - Net	16,544	17,070
Equity Method Investments	—	17,895
Long-Term Derivative Instruments	9,534	4,904
Long-Term Deferred Tax Asset	12,532	8,301

Total Assets	$1,098,506	$1,401,721

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$37,874	$53,340
Current Maturities of Long-Term Debt	590	1,176
Accrued Liabilities	44,326	59,478
Short-Term Derivative Instruments	2,486	421
Current Deferred Tax Liability	12,532	8,301
Liabilities Related to Assets Held for Sale	—	25,115

Total Current Liabilities	97,808	147,831
8.875% Senior Notes Due 2020	350,000	350,000
6.25% Senior Notes Due 2022	325,000	325,000
Premium on Senior Notes, Net	2,344	2,725
Senior Secured Line of Credit and Long-Term Debt	111,528	251
Long-Term Derivative Instruments	5,556	2,377
Other Deposits and Liabilities	3,156	4,018
Future Abandonment Cost	42,883	38,146

Total Liabilities	$938,275	$870,348
Stockholders’ Equity
Preferred Stock, $.001 par value per share, 100,000 shares authorized and 16,100 issued and outstanding on December 31, 2015 and 2014.	$1	$1
Common Stock, $.001 par value per share, 100,000,000 shares authorized and 55,741,229 shares issued and outstanding on December 31, 2015 and 54,174,763 shares issued and outstanding on December 31, 2014	54	54
Additional Paid-In Capital	623,863	617,826
Accumulated Deficit	(463,687)	(90,749)

Rex Energy Stockholders’ Equity	160,231	527,132
Noncontrolling Interests of Discontinued Operations	—	4,241

Total Stockholders’ Equity	160,231	531,373

Total Liabilities and Owners’ Equity	$1,098,506	$1,401,721

REX ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except per Share Data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
OPERATING REVENUE
Oil, Natural Gas and NGL Sales	$34,514	$70,219	$171,951	$297,869
Other Revenue	12	26	42	118

TOTAL OPERATING REVENUE	34,526	70,245	171,993	297,987
OPERATING EXPENSES
Production and Lease Operating Expense	28,689	30,945	118,999	100,282
General and Administrative Expense	5,928	8,958	29,435	36,137
(Gain) Loss on Disposal of Assets	(12)	176	(477)	644
Impairment Expense	81,098	132,577	345,775	132,618
Exploration Expense	769	4,556	3,011	9,446
Depreciation, Depletion, Amortization and Accretion	21,956	28,016	104,744	94,467
Other Operating Expense (Income)	291	131	5,595	134

TOTAL OPERATING EXPENSES	138,719	205,359	607,082	373,728
LOSS FROM OPERATIONS	(104,193)	(135,114)	(435,089)	(75,741)
OTHER EXPENSE
Interest Expense	(11,709)	(11,741)	(47,806)	(36,977)
Gain on Derivatives, Net	14,689	36,561	60,176	38,876
Other Income (Expense)	(234)	74	(115)	90
Loss on Equity Method Investments	—	(203)	(411)	(813)

TOTAL OTHER INCOME (EXPENSE)	2,746	24,691	11,844	1,176
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	(101,447)	(110,423)	(423,245)	(74,565)
Income Tax Benefit	3,574	41,026	24,227	26,915

NET LOSS FROM CONTINUING OPERATIONS	(97,873)	(69,397)	(399,018)	(47,650)
Income (Loss) From Discontinued Operations, Net of Income Taxes	(164)	767	37,985	5,000

NET LOSS	(98,037)	(68,630)	(361,033)	(42,650)
Net Income Attributable to Noncontrolling Interests	—	699	2,245	4,039

NET LOSS ATTRIBUTABLE TO REX ENERGY	(98,037)	(69,329)	(363,278)	(46,689)

Preferred Stock Dividends	2,415	2,335	9,660	2,335

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(100,452)	$(71,664)	$(372,938)	$(49,024)

Earnings per common share:
Basic – Net Loss From Continuing Operations Attributable to Rex Energy Common Shareholders	$(1.85)	$(1.35)	$(7.51)	$(0.94)
Basic – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	0.00	0.00	0.66	0.02

Basic – Net Loss Attributable to Rex Energy Common Shareholders	$(1.85)	$(1.35)	$(6.85)	$(0.92)
Basic – Weighted Average Shares of Common Stock Outstanding	54,342	53,261	54,392	53,150
Diluted – Net Loss From Continuing Operations Attributable to Rex Energy Common Shareholders	$(1.85)	$(1.35)	$(7.51)	$(0.94)
Diluted – Net Income From Discontinued Operations Attributable to Rex Energy Common Shareholders	0.00	0.00	0.66	0.02

Diluted – Net Loss Attributable to Rex Energy Common Shareholders	$(1.85)	$(1.35)	$(6.85)	$(0.92)
Diluted – Weighted Average Shares of Common Stock Outstanding	54,342	53,261	54,392	53,150

REX ENERGY CORPORATION

CONSOLIDATED OPERATIONAL HIGHLIGHTS

	Three Months Ending December 31,		Year Ending December 31,
	2015	2014	2015	2014
Oil, Natural Gas, NGL and Ethane sales (in thousands):
Oil and condensate sales	$8,962	$22,019	$47,312	$97,426
Natural gas sales	15,083	29,119	83,140	126,500
Natural gas liquid sales (C3+)	7,917	16,731	32,789	69,626
Ethane sales	2,552	2,350	8,710	4,317
Cash-settled derivatives:
Crude oil	3,054	2,707	11,860	1,085
Natural gas	9,323	3,181	32,573	1,637
Natural gas liquids (C3+)	3,204	4,291	10,143	3,247
Ethane	110	—	283	—

Total oil, gas, NGL and Ethane sales including cash settled derivatives	$50,205	$80,398	$226,810	$303,838
Production during the period:
Oil and condensate (Bbls)	241,063	332,749	1,132,118	1,141,106
Natural gas (Mcf)	10,446,423	11,329,490	44,606,753	37,011,177
Natural gas liquids (C3+) (Bbls)	454,963	488,753	2,026,321	1,531,131
Ethane (Bbls)	416,496	294,810	1,319,582	551,315

Total (Mcfe)[1]	17,121,555	18,027,362	71,474,879	56,352,489
Production – average per day:
Oil and condensate (Bbls)	2,620	3,617	3,102	3,126
Natural gas (Mcf)	113,548	123,147	122,210	101,400
Natural gas liquids (C3+) (Bbls)	4,945	5,313	5,552	4,195
Ethane (Bbls)	4,527	3,204	3,615	1,510

Total (Mcfe)[a]	186,104	195,951	195,822	154,386
Average price per unit:
Realized crude oil price per Bbl – as reported	$37.18	$66.17	$41.79	$85.38
Realized impact from cash settled derivatives per Bbl	12.67	8.14	10.48	0.95

Net realized price per Bbl	$49.85	$74.31	$52.27	$86.33
Realized natural gas price per Mcf – as reported	$1.44	$2.57	$1.86	$3.42
Realized impact from cash settled derivatives per Mcf	0.89	0.28	0.73	0.04

Net realized price per Mcf	$2.33	$2.85	$2.59	$3.46
Realized natural gas liquids (C3+) price per Bbl – as reported	$17.40	$34.23	$16.18	$45.47
Realized impact from cash settled derivatives per Bbl	7.04	8.78	5.12	2.12

2943Net realized price per Bbl	$24.44	$43.01	$21.30	$47.59
Realized ethane price per Bbl – as reported	$6.13	$7.97	$6.60	$7.83
Realized impact from cash settled derivatives per Bbl	0.26	—	0.03	—

Net realized price per Bbl	$6.39	$7.97	$6.63	$7.83
LOE/Mcfe	$1.68	$1.72	$1.66	$1.78
Cash G&A/Mcfe	$0.25	$0.42	$0.32	$0.54

[1]	Oil and natural gas liquids are converted at the rate of one barrel of oil equivalent to six Mcfe.

REX ENERGY CORPORATION

COMMODITY DERIVATIVES – HEDGE POSITION AS OF 3/14/2016

	2016		2017
Oil Derivatives (Bbls)
Swap Contracts
Volume	60,000	(1)	—
Price	$44.00		$—
Collar Contracts
Volume	499,500		—
Ceiling	$51.80		$—
Floor	$38.77		$—
Collar Contracts with Short Puts
Volume	245,000		—
Ceiling	$49.18		$—
Floor	$40.92		$—
Short Put	$30.82		$—
Put Spread Contracts
Volume	120,000		—
Floor	$65.00		$—
Short Put	$50.00		$—
Natural Gas Derivatives (Mcf)
Swap Contracts
Volume	18,170,000	(2)	3,060,000	(3)
Price	$3.30		$3.92
Swaption Contracts
Volume	1,200,000		—
Price	$3.15		$—
Put Spread
Volume	5,570,000		—
Floor	$3.47		$—
Short Put	$2.82		$—
Collar Contracts with Short Puts
Volume	17,500,000		16,300,000
Ceiling	$3.85		$3.89
Floor	$3.05		$3.02
Short Put	$2.34		$2.33
Call Contracts
Volume	—		13,679,900
Ceiling	$—		$4.70
Call Contracts
Volume	3,900,000		—

	2016	2017
Ceiling	$3.32	$—
Floor	$2.82	$—
Natural Gas Liquids (Bbls)
Swap Contracts
Propane (C3)
Volume	759,000	312,000
Price	$21.84	$18.06
Butane (C4)
Volume	156,000	108,000
Price	$28.31	$23.94
Isobutane (IC4)
Volume	84,000	48,000
Price	$28.60	$24.02
Natural Gasoline (C5+)
Volume	324,000	—
Price	$52.79	$—
Ethane
Volume	240,000	—
Price	$8.82	$—
Natural Gas Basis (Mcf)
Swap Contracts
Dominion Appalachia
Volume	22,852,000	10,755,000
Price	$(0.89)	$(0.79)
Texas Gas Zone 1
Volume	—	14,600,000
Price	$—	$(0.13)
NYMEX Heating Oil (Gallon)
Swap Contracts
Volume	12,000	—
Price	$2.00	$—

(1)	Includes 60,000 Bbls of enhanced swaps
(2)	Includes 3.6 Bcf of enhanced swaps
(3)	Includes 2.1 Bcf of enhanced swaps

APPENDIX

REX ENERGY CORPORATION

NON-GAAP MEASURES

EBITDAX

“EBITDAX” means, for any period, the sum of net income for such period plus the following expenses, charges or income to the extent deducted from or added to net income in such period: interest, income taxes, DD&A, unrealized losses from financial derivatives, non-recurring gains and losses, exploration expenses and other similar non-cash charges, minus all non-cash income, including but not limited to, income from unrealized financial derivatives and gains on asset dispositions, added to net income. EBITDAX, as defined above, is used as a financial measure by our management team and by other users of its financial statements, such as our commercial bank lenders to analyze such things as:

•	Our operating performance and return on capital in comparison to those of other companies in our industry, without regard to financial or capital structure;

•	The financial performance of our assets and valuation of the entity without regard to financing methods, capital structure or historical cost basis;

•	Our ability to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our stockholders; and

•	The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.

EBITDAX is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) (the most directly comparable GAAP financial measure) in measuring our performance, nor should it be used as an exclusive measure of cash flows, because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions, and other sources and uses of cash, which are disclosed in our consolidated statements of cash flows.

We have reported EBITDAX because it is a financial measure used by our existing commercial lenders, and because this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance and ability to incur and service debt. You should carefully consider the specific items included in our computations of EBITDAX. While we have disclosed EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, you are cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management’s discretionary use, due to requirements to conserve funds for capital expenditures, debt service and other commitments.

We believe that EBITDAX assists our lenders and investors in comparing our performance on a consistent basis without regard to certain expenses, which can vary significantly depending upon accounting methods. Because we may borrow money to finance our operations, interest expense is a necessary element of our costs. In addition, because we use capital assets, DD&A are also necessary elements of our costs. Finally, we are required to pay federal and state taxes, which are necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations.

To compensate for these limitations, we believe it is important to consider both net income determined under GAAP and EBITDAX to evaluate our performance.

For purposes of consistency with current calculations, we have revised certain amounts relating to prior period EBITDAX. The following table presents a reconciliation of our net income to EBITDAX for each of the periods presented ($ in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Loss From Continuing Operations	$(97,873)	$(69,397)	$(399,018)	$(47,650)
Add Back Non-Recurring Costs[1]	—	—	4,774	—
Add Back Depletion, Depreciation, Amortization and Accretion	21,956	28,016	104,744	94,467
Add Back Non-Cash Compensation Expense	1,616	1,427	6,450	5,672
Add Back Interest Expense	11,709	11,741	47,806	36,977
Add Back Impairment Expense	81,098	132,577	345,775	132,618
Add Back Exploration Expenses	769	4,556	3,011	9,446
Add Back (Less) Loss (Gain) on Disposal of Assets	(12)	176	(477)	644
Less Gain on Financial Derivatives	(14,689)	(36,561)	(60,176)	(38,876)
Add Back Cash Settlement of Derivatives	15,691	10,612	55,793	7,281
Add Back Non-Cash Portion of Equity Method Investments	—	202	406	805
Less Income Tax Benefit	(3,574)	(41,026)	(24,227)	(26,915)

EBITDAX From Continuing Operations	$16,691	$42,323	$84,861	$174,469
Income (Loss) From Discontinued Operations, Net of Income Taxes	(164)	767	37,985	5,000
Net (Income) Loss Attributable to Noncontrolling Interests	—	(699)	(2,245)	(4,039)

Income (Loss) From Discontinued Operations Attributable to Rex Energy	(164)	68	35,740	961
Add Back Depletion, Depreciation, Amortization and Accretion	—	1,141	78	3,703
Add Back Interest Expense	—	147	487	629
Add Back Impairment Expense	—	67	—	67
Add (Less) Back (Gain) Loss on Disposal of Assets[2]	(753)	29	(57,808)	(55)
Less Non-Cash Portion of Noncontrolling Interests	1	(554)	(208)	(1,738)
Add Back Income Tax Expense	917	287	24,227	768

EBITDAX from Discontinued Operations	$1	$1,185	$2,516	$4,335
EBITDAX (Non-GAAP)	$16,692	$43,508	$87,377	$178,804

1	Non-Recurring Costs for the year ended December 31, 2015 are due to net fees incurred to terminate two drilling rig contracts earlier than their original term.
2	Includes gain on sale of Water Solutions Holdings, LLC of approximately $0.8 and $57.8 million for the quarter and year ended December 31, 2015, respectively

Adjusted Net Income (Loss)

“Adjusted Net Income (Loss)” means, for any period, the sum of net income (loss) for the period plus or minus the following expenses, charges or income, in each case, to the extent deducted from or added to net income (loss) in the period: unrealized losses from financial derivatives, non-cash compensation expense, dry hole expenses, disposals of assets, impairment and other one-time or non-recurring charges, minus all gains from unrealized financial derivatives, disposal of assets and deferred income tax benefits, added to net income. Adjusted Net Income (Loss) is used as a financial measure by Rex Energy’s management team and by other users of its financial statements, to analyze its financial performance without regard to non-cash deferred taxes and non-cash unrealized losses or gains from oil and gas derivatives. Adjusted Net Income (Loss) is not a calculation based on GAAP financial measures and should not be considered as an alternative to net income (loss) in measuring the company’s performance.

Rex Energy reports Adjusted Net Income (Loss) because it believes that this measure is commonly reported and widely used by investors as an indicator of a company’s operating performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Adjusted Net Income (Loss) as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both net income determined under GAAP and Adjusted Net Income.

The following table presents a reconciliation of Rex Energy’s net income (loss) from continuing operations to its adjusted net income for each of the periods presented ($ in thousands):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Loss From Continuing Operations Before Income Taxes, as reported	$(101,447)	$(110,423)	$(423,245)	$(74,565)
(Gain) on Derivatives, Net	(14,689)	(36,561)	(60,176)	(38,876)
Cash Settlement of Derivatives	15,691	10,612	55,793	7,281

Add Back (Less) (Gains) Losses from Financial Derivatives	1,002	(25,949)	(4,383)	(31,595)

Add Back Non-Recurring Costs[1]	—	—	4,774	—
Add Back Impairment Expense	81,098	132,577	345,775	132,618
Add Back Dry Hole Expense	(139)	3,827	330	4,138
Add Back Non-Cash Compensation Expense	1,616	1,427	6,450	5,672
Add Back (Less) Loss (Gain) Loss on Disposal of Assets	(12)	176	(477)	644

Income (Loss) Before Income Taxes, adjusted	$(17,882)	$1,635	$(70,776)	$36,912
Less Income Tax (Expense) Benefit, adjusted[2]	7,153	(654)	28,310	(14,765)

Adjusted Net Income (Loss)	$(10,729)	$981	$(42,466)	$22,147
Basic – Adjusted Net Income (Loss) Per Share	$(0.20)	$0.02	$(0.78)	$0.42

Basic – Weighted Average Shares of Common Stock Outstanding	54,342	53,261	54,392	53,150

[1]	Non-Recurring costs for the year ended December 31, 2015 are due to net fees incurred to terminate to drilling rig contracts earlier than their original term
[2]	Assumes an effective tax rate of 40%

Cash General and Administrative Expenses

Cash General and Administrative Expenses (Cash G&A) is the difference between GAAP G&A and non-Cash G&A, which is primarily comprised of non-cash compensation expense. Rex Energy has reported Cash G&A because it believes that this measure is commonly reported and widely used by management and investors as an indicator of overhead efficiency without regard to non-cash expenditures, such as stock compensation. Cash G&A is not a calculation based on GAAP financial measures and should not be considered as an alternative to GAAP G&A in measuring the company’s performance. You should carefully consider the specific items included in the company’s computation of this measure. You are cautioned that Cash G&A as reported by Rex Energy may not be comparable in all instances to that reported by other companies.

To compensate for these limitations, the company believes it is important to consider both Cash G&A and GAAP G&A. The following table presents a reconciliation of Rex Energy’s GAAP G&A to its Cash G&A for each of the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP G&A	$5,928	$8,958	$29,435	$36,137
Non-Cash Compensation Expense	(1,616)	(1,427)	(6,450)	(5,672)

Cash G&A	$4,312	$7,531	$22,985	$30,465